EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing of Waterton Precious Metals Fund II Cayman, LP, Waterton Global Resource Management, LP, Waterton Global Resource Management Cayman Corp. and Waterton Global Resource Management, Inc. on behalf of each of them of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Timberline Resources Corporation, a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 5 day of October 2015.

WATERTON PRECIOUS METALS FUND II CAYMAN, LP
By: Waterton Global Resource Management, LP, its general partner
By: Waterton Global Resource Management Cayman Corp., its general partner

By:	/s/ Kamal Toor
Name:	Kamal Toor
Title:	General Counsel

WATERTON GLOBAL RESOURCE MANAGEMENT, LP
By: Waterton Global Resource Management Cayman Corp., its general partner

By:	/s/ Kamal Toor
Name:	Kamal Toor
Title:	General Counsel

WATERTON GLOBAL RESOURCE MANAGEMENT CAYMAN CORP.

By:	/s/ Kamal Toor
Name:	Kamal Toor
Title:	General Counsel

WATERTON GLOBAL RESOURCE MANAGEMENT, INC.

By:	/s/ Kamal Toor
Name:	Kamal Toor
Title:	General Counsel

[Joint Filing Agreement — Timberline Resources Corporation]